UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2008

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD

TC PipeLines, LP (the “Partnership”) owns a 50% interest in Northern Border Pipeline Company (“Northern Border”).  In conjunction with the offer of existing pipeline system capacity from Port of Morgan, Montana to Harper, Iowa, Northern Border recently held an open season to expand its existing pipeline from Harper, Iowa to Manhattan, Illinois ( the “Chicago IV Project").  The current capacity of the Harper to Manhattan segment is approximately 1 Billion cubic feet per day ("Bcf/d") and Northern Border estimates the expansion to be 220,000 Million cubic feet per day (“MMcf/d”).  The open season closed on August 29, 2008 and Northern Border received bids in excess of 220 MMcf/d with terms ranging from 10 to 11 years.  Bidders have until September 12, 2008 to resolve contingencies that include obtaining the necessary capacity on upstream pipelines and the requisite management or board approvals.  Subsequent to September 12, 2008, bidders have the right to terminate the capacity associated with the Chicago IV Project between September 13 and October 31, 2008.  In such an event, bidders are obligated to pay Northern Border for all costs expended, incurred or committed by Northern Border for the Chicago IV Project.  In addition, bidders will have until November 3, 2008 to reduce their capacity commitments on Chicago IV if capacity is otherwise obtained from existing capacity that becomes available from current shippers on Northern Border’s pipeline.  The proposed expansion would include new compression facilities and modifications to existing facilities.  The estimated cost of the expansion is $97 million and the targeted in-service date is November 2010.

Additional information is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws relating to expectations, plans or prospects for the Partnership and its investments, including those relating to the open season and proposed Chicago IV expansion project on Northern Border. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the company's control and the risk factors and other cautionary statements discussed in the Partnership’s filings with the U.S. Securities and Exchange Commission.

The information under Item 7.01 and in Exhibit 99.1 in this Current Report are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information under Item 7.01 and in Exhibit 99.1 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits

99.1           Northern Border Chicago IV Expansion Project Map

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
by:  TC PipeLines GP, Inc.,
its general partner

By:           /s/ Amy W. Leong
        Amy W. Leong
      Principal Financial Officer and Controller

Dated:  September 9, 2008

Exhibit No.	Description

99.1	Northern Border Chicago IV Expansion Project Map.